EXHIBIT 99.1

Forster Drilling Corporation Announces Senior Management Change
Tuesday October 7, 2:57 pm ET

HOUSTON--(BUSINESS WIRE)--Forster Drilling Corporation (FODL.PK), a Nevada corporation, today announced that Fred Forster, III, President, Chief Executive Officer, and Chairman of the Board, is stepping down, effective immediately.

In his place, Frederick C. Doutel, Jr., has been elected by the board to serve as acting President, Chief Executive Officer, and Board Chairman. This executive management change is being effected to strengthen and streamline the operations structure.

Forster has two rigs currently operating under long-term drilling contracts in the Permian Basin. Future press releases will be forthcoming with updates regarding operations and contracts as warranted.

Forster Drilling Corporation is engaged in three related business activities:

•	Forster Drilling, Inc. - Providing contract land drilling services to oil and gas exploration and production companies (E&P).

•	Forster Tool & Supply, Inc, - Fabricates and constructs new drilling rigs from refurbished components into “like-new”, “state-of-the-art” condition.

•	Forster Exploration & Production, Inc. - Joint-venture participation with our service customers in the exploration, development, and production of oil and gas reserves.

Contact:
Forster Drilling Corporation, Houston
Sydney Barrett, 713-266-8005